Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

CIM Commercial Trust Corporation

Dallas, TX

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated March 16, 2017, relating to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of CIM Commercial Trust Corporation, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Los Angeles, CA
June 2, 2017